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
                                                                                                                 EXHIBIT 11
                                                   FIRST COMMERCE CORPORATION AND SUBSIDIARIES

                                                          COMPUTATION OF EARNINGS PER SHARE






                                                               Three Months Ended                      Six Months Ended
                                                                   June 30                                 June 30
                                                        ---------------------------------    -----------------------------------
                                                            1997               1996                1997               1996
                                                        --------------   ----------------    ----------------   ----------------
Primary earnings per share
------------------------------------------------
Net income                                               $32,859,000        $31,667,000         $61,879,000        $63,200,000
Less:  Preferred dividend requirements                             -           (705,000)                  -         (1,418,000)
                                                        --------------   ----------------    ----------------   ----------------
Income applicable to common shares                       $32,859,000        $30,962,000         $61,879,000        $61,782,000
                                                        ==============   ================    ================   ================
Weighted average number of common shares
   outstanding, net of shares held in treasury            38,990,738         38,875,470          38,964,246         38,793,069
Shares from assumed exercise of options,
   net of treasury stock method                              615,645            238,991             474,287            213,429
                                                        --------------   ----------------    ----------------   ----------------
                                                          39,606,383         39,114,461          39,438,533         39,006,498
                                                        ==============   ================    ================   ================
Primary earnings per common share                              $0.83              $0.79               $1.57              $1.58


Fully diluted earnings per share
----------------------------------------------
Income applicable to common shares                       $32,859,000        $30,962,000         $61,879,000        $61,782,000
Expenses that would not have been incurred
   if assumed conversions had occurred:
      Preferred dividend requirements                              -            705,000                   -          1,418,000
      Interest expense on convertible
         debentures, net of tax                            1,668,000          1,614,000           3,335,000          3,300,000
                                                        --------------   ----------------    ----------------   ----------------
Income applicable to common shares plus
   expenses that would not have been incurred
   if assumed conversions had occurred                   $34,527,000        $33,281,000         $65,214,000        $66,500,000
                                                        ==============   ================    ================   ================
Weighted average number of shares
   outstanding, net of shares held in treasury            38,990,738         38,875,470          38,964,246         38,793,069
Shares from assumed exercise of options,
   net of treasury stock method                              640,559            257,659             502,870            257,659
Shares from assumed conversion of dilutive
   convertible stock and debentures:
      Preferred stock                                              -          1,819,334                   -          1,944,689
      Convertible debentures                               3,017,276          3,019,526           3,017,276          3,025,384
                                                        --------------    ----------------    ----------------   ---------------
                                                          42,648,573         43,971,989          42,484,392         44,020,801
                                                        ==============   ================    ================   ================
Fully diluted earnings per common share                        $0.81              $0.76               $1.54              $1.51

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